Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
STATS ChipPAC Ltd.:
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (SEC Registration Numbers 333-136588, 333-118555, 333-75080 and 333-114232) of our report dated March 7, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in STATS ChipPAC Ltd.’s Annual Report on Form 20-F for the year ended December 30, 2007.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Singapore
March 7, 2008